Exhibit 99.1

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Reports Second Quarter Fiscal 2017 Results
Sioux Falls, S.D.-August 23, 2016-Raven Industries, Inc. (NASDAQ: RAVN) today reported financial results for the second quarter that ended July 31, 2016.
Noteworthy Items:

•	Strong sales from new product introductions and continued strength in international markets drove Applied Technology sales 13.2 percent higher year-over-year;

•
Applied Technology successfully launched its next-generation rate control module with John Deere via a limited production release to select John Deere dealers in advance of a full release later this year;

•	Applied Technology partnered with Case IH and New Holland to integrate Raven’s HawkeyeTM nozzle control system into their 2017 model year Patriot® and GuardianTM series sprayers;

•	Applied Technology and Engineered Films both drove meaningful year-over-year improvement in profitability, expanding division profit margins 250 basis points and 320 basis points, respectively;

•	Engineered Films sales grew 2.4 percent year-over-year, driven by 9.4 percent growth in pounds sold;

•	Net working capital decreased nearly $13 million year-over-year, driven by actions to reduce inventory and improve days payable outstanding.

Second Quarter Results:
Net sales for the second quarter of fiscal 2017 were $68.0 million, up 0.8 percent versus the second quarter of fiscal 2016. Applied Technology and Engineered Films both achieved growth year-over-year in the second quarter, increasing sales 13.2 percent and 2.4 percent, respectively. Aerostar sales declined 25.7 percent versus the prior year.
Operating income for the second quarter of fiscal 2017 was $6.4 million, flat with the second quarter of fiscal 2016. Operating margin decreased 10 basis points year-over-year from 9.5 percent of net sales to 9.4 percent of net sales. The strong profit improvements in both Applied Technology and Engineered Films, which combined grew division profit $2.4 million year-over-year, were mostly offset by the performance of Aerostar. Aerostar’s performance was heavily influenced by the decline in aerostat sales year-over-year as well as the deferral of pre-contract costs in the second quarter of last year related to certain international Vista Research pursuits.
Net income for the second quarter of fiscal 2017 was $4.3 million, or $0.12 per diluted share, versus net income of $4.2 million, or $0.11 per diluted share, in last year's second quarter. The increase in earnings per share was driven primarily by share repurchase activities over the prior twelve months, which reduced weighted-average shares outstanding by 1.6 million shares versus the second quarter of last year.

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Raven Industries Second Quarter 2017 Results
August 23, 2016

Balance Sheet and Cash Flow:
At the end of the second quarter of fiscal 2017, cash and cash equivalents totaled $40.1 million, up $7.3 million versus the prior quarter. The increase in cash was largely due to free cash flow generation driven primarily by favorable net working capital developments.
Net working capital as a percentage of annualized net sales decreased nearly 500 basis points year-over-year, from 32.2 percent in the second quarter of last year to 27.3 percent in this year’s second quarter1. The decrease in net working capital percent was primarily the result of both lower inventory levels and an increase in payable balances as a result of an improvement in the timing of payments to suppliers.
Cash flow from operations was $14.5 million in the second quarter of fiscal year 2017 versus $14.7 million in the previous year’s second quarter. Continued reductions in net working capital sustained relatively strong cash flow in the second quarter of this year.
Capital expenditures were $1.4 million in this year’s second quarter, down $0.9 million versus the second quarter of fiscal 2016. For the first half of fiscal year 2017, capital expenditures were $2.2 million, down $5.2 million versus the first half of fiscal year 2016. The Company expects capital expenditures for fiscal year 2017 to be approximately $7 million.
Share Repurchase:
During the second quarter of fiscal 2017, the Company repurchased approximately 100 thousand shares at an average price of $19.57 per share for a total of $2.0 million. Over the previous six quarters, the Company repurchased approximately 2.1 million shares at an average price of $17.75 per share for a total of $37.0 million. The Company’s remaining authorization at the end of the second quarter of fiscal 2017 was $13.0 million.
Applied Technology Division Second Quarter Results:
Net sales for Applied Technology in the second quarter of fiscal 2017 were $23.1 million, up 13.2 percent versus the second quarter of fiscal 2016. This marked the first year-over-year sales increase for the division since the third quarter of fiscal 2014. Sales to the Aftermarket and OEM channels increased 13.5 percent and 12.9 percent, respectively, versus the prior year. Geographically, domestic sales were up 14.0 percent year-over-year and international sales were up 11.1 percent year-over-year.
During the quarter Applied Technology expanded relationships with two strategic OEM partners in the United States. CNHi selected the division’s HawkeyeTM nozzle control technology for their 2017 model year Patriot® and GuardianTM series sprayers and John Deere adopted the division’s new rate control technology for their aftermarket channel.
Division operating income was $5.2 million, up 27.8 percent versus the second quarter of fiscal 2016. The increase in operating income was driven primarily by higher sales volume and lower manufacturing costs versus the previous year. Operating margin for the division increased by 250 basis points versus the prior year, from 19.8 percent to 22.3 percent, driven principally by lower manufacturing expenses.
Engineered Films Division Second Quarter Results:
Net sales for Engineered Films were $36.7 million, up 2.4 percent year-over-year. Volume, measured in pounds sold, increased 9.4 percent while average selling price declined 6.4 percent, in conjunction with lower resin costs year-over-year. The increase in sales was driven principally by higher sales into the Construction and Industrial markets. Sales into these two markets, in aggregate, increased $2.7 million versus the second quarter of last year. This increase was offset somewhat by volume declines in the remaining markets.

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Raven Industries Second Quarter 2017 Results
August 23, 2016

Operating income in the second quarter of fiscal 2017 was $6.7 million, up $1.3 million or 24.1 percent versus the second quarter of fiscal 2016. The year-over-year increase in operating income was driven principally by higher sales volumes and lower operating expenses. Division operating margin increased 320 basis points year-over-year, from 15.0 percent to 18.2 percent, driven by raw material efficiencies and improved capacity utilization.
Aerostar Division Second Quarter Results:
Net sales for Aerostar during the second quarter of fiscal 2017 were $8.4 million, down $2.9 million versus the second quarter of fiscal 2016 driven principally by the timing of aerostat contracts with the U.S. government. The remaining markets, in aggregate, were flat versus the prior year.
Operating loss in the second quarter of fiscal 2017 was $0.5 million versus operating income of $1.3 million in the second quarter of last year. This decline in operating income was heavily influenced by the significant reduction in aerostat sales year-over-year as well as the deferral of $1.4 million of pre-contract costs in the second quarter of last year related to certain international Vista Research pursuits. These costs were subsequently written off in the third quarter of last year as the timing and likelihood of completing these pursuits became less certain.
Fiscal 2017 Outlook:
“We are pleased with the improvement in financial performance in the first half of the year. Despite continued market weakness, we are making progress on a number of different fronts and we are in a much stronger position today than we were at the beginning of the year,” said Dan Rykhus, President and CEO. “Applied Technology and Engineered Films both achieved growth in the second quarter and we continue to see favorable pipeline developments in Aerostar. All things considered, on a consolidated basis, we expect to exceed prior year sales and adjusted operating income in fiscal year 2017,” concluded Rykhus.
Regulation G:
The information presented in this earnings release regarding earnings before interest, taxes, depreciation, and amortization (EBITDA), do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.
Conference Call Information:
The Company will host an investor conference call to discuss second quarter fiscal 2017 results today, Tuesday, August 23, 2016 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The conference call audio will be available to all interested parties via a simultaneous webcast that can be accessed at www.ravenind.com under the Investor Relations section. Analysts and investors are invited to join the conference call by dialing: +1 (866) 393-0676. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event will be archived on the Company's website.
About Raven Industries, Inc.:
Since 1956, Raven Industries has designed and manufactured high quality, high-value technical products. Raven is publicly traded on NASDAQ (RAVN) and has earned an international reputation for innovation, product quality, high performance, and unmatched service. Raven realizes its vision by developing innovative solutions to great challenges related to the markets we understand and serve. Today, those solutions are focused on feeding and connecting the growing world population, preserving natural resources, and answering the growing need for security. Utilizing our strength in engineering, manufacturing, and technological innovation, Raven is a leader in

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Raven Industries Second Quarter 2017 Results
August 23, 2016

precision agriculture, high-performance specialty films, and situational awareness markets. Visit www.ravenind.com for more information.
Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” and similar expressions are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although management believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, there is no assurance these assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, those relating to weather conditions and commodity prices, which could affect sales and profitability in some of the Company’s primary markets, such as agriculture, construction and energy; or changes in competition, raw material availability, technology or relationships with the Company’s largest customers, risks and uncertainties relating to development of new technologies to satisfy customer requirements, possible development of competitive technologies, ability to scale production of new products without negatively impacting quality and cost, and ability to finance investment and working capital needs for new development projects, as well as other risks described in the Company’s 10-K under Item 1A. This list is not exhaustive, and the Company does not have an obligation to revise any forward-looking statements to reflect events or circumstances after the date these statements are made.

1.
Net working capital is a defined as accounts receivable (net) plus inventories less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales.

2.
EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income/(loss) attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest expense (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales. EBITDA is reconciled in the accompanying Regulation G tables.

Contact Information:
Bo Larson
Investor Relations Manager
Raven Industries, Inc.
+1(605)-336-2750

Source: Raven Industries, Inc

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Raven Industries Second Quarter 2017 Results
August 23, 2016

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended July 31,			Six Months Ended July 31,
	2016	2015	Fav (Un)Change	2016	2015	Fav (Un) Change
Net sales	$68,041	$67,518	0.8%	$136,401	$137,791	(1.0)%
Cost of goods sold	49,419	49,660		98,103	99,574
Gross profit	18,622	17,858	4.3%	38,298	38,217	0.2%
Gross profit percentage	27.4%	26.4%		28.1%	27.7%

Research and development expenses	3,915	3,216		8,324	6,752
Selling, general and administrative expenses	8,307	8,213		15,967	17,822
Operating income	6,400	6,429	(0.5)%	14,007	13,643	2.7%
Operating income percentage	9.4%	9.5%		10.3%	9.9%

Other income (expense), net	(209)	(266)		(306)	(310)
Income before income taxes	6,191	6,163	0.5%	13,701	13,333	2.8%

Income taxes	1,916	1,942		3,901	4,251
Net income	4,275	4,221	1.3%	9,800	9,082	7.9%

Net income attributable to noncontrolling interest	(1)	30		1	36
Net income attributable to Raven Industries	$4,276	$4,191	2.0%	$9,799	$9,046	8.3%

Net income per common share:
- basic	$0.12	$0.11	9.1%	$0.27	$0.24	12.5%
- diluted	$0.12	$0.11	9.1%	$0.27	$0.24	12.5%

Weighted average common shares:
- basic	36,207	37,751		36,311	37,911
- diluted	36,250	37,828		36,362	37,991

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Raven Industries Second Quarter 2017 Results
August 23, 2016

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	July 31	January 31	July 31
	2016	2016	2015
ASSETS
Cash, cash equivalents and short-term investments	$40,123	$33,782	$47,552
Accounts receivable, net	39,000	38,069	39,889
Inventories	45,368	45,888	54,066
Other current assets	5,512	7,994	7,347
Total current assets	130,003	125,733	148,854

Property, plant and equipment, net	111,009	116,162	118,291
Goodwill and amortizable intangibles, net	59,884	60,588	69,346
Other assets, net	3,783	4,127	4,139
Total Assets	$304,679	$306,610	$340,630

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$10,076	$6,038	$6,958
Accrued and other liabilities	15,115	12,781	15,092
Total current liabilities	25,191	18,819	22,050

Other liabilities	16,609	18,926	24,244
Shareholders' equity	262,879	268,865	294,336
Total Liabilities and Shareholders' Equity	$304,679	$306,610	$340,630

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Raven Industries Second Quarter 2017 Results
August 23, 2016

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Six Months Ended July 31,
	2016	2015
Cash flows from operating activities:
Net income	$9,800	$9,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,506	8,782
Other operating activities, net	7,252	5,837
Net cash provided by operating activities	25,558	23,701

Cash flows from investing activities:
Capital expenditures	(2,168)	(7,333)
Proceeds related to business acquisitions	—	351
Proceeds from sale of assets	1,117	1,542
Proceeds from sale or maturity of investments	250	—
Purchases of investments	(500)	—
Other investing activities, net	(339)	(391)
Net cash used in investing activities	(1,640)	(5,831)

Cash flows from financing activities:
Dividends paid	(9,428)	(9,834)
Payments for shares repurchased	(7,702)	(10,825)
Payment of acquisition-related contingent liabilities	(282)	(735)
Debt issuance costs paid	—	(548)
Other financing activities, net	(256)	(558)
Net cash used in financing activities	(17,668)	(22,500)

Effect of exchange rate changes on cash	91	(17)

Net increase (decrease) in cash and cash equivalents	6,341	(4,647)
Cash and cash equivalents at beginning of period	33,782	51,949
Cash and cash equivalents at end of period	40,123	47,302
Short-term investments	—	250
Cash, cash equivalents and short-term investments	$40,123	$47,552

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Raven Industries Second Quarter 2017 Results
August 23, 2016

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended July 31,			Six Months Ended July 31,
	2016	2015	Fav (Un) Change	2016	2015	Fav (Un) Change
Net sales
Applied Technology	$23,111	$20,411	13.2%	$54,567	$52,821	3.3%
Engineered Films	36,656	35,789	2.4%	65,756	67,110	(2.0)%
Aerostar	8,415	11,328	(25.7)%	16,310	17,882	(8.8)%
Intersegment eliminations	(141)	(10)		(232)	(22)
Total Company	$68,041	$67,518	0.8%	$136,401	$137,791	(1.0)%

Operating income (loss)
Applied Technology	$5,163	$4,041	27.8%	$13,856	$12,782	8.4%
Engineered Films	6,659	5,365	24.1%	10,537	9,836	7.1%
Aerostar	(538)	1,314	(140.9)%	(1,159)	461	(351.4)%
Intersegment eliminations	—	25		(5)	84
Total segment income	$11,284	$10,745	5.0%	$23,229	$23,163	0.3%
Corporate expenses	(4,884)	(4,316)	(13.2)%	(9,222)	(9,520)	3.1%
Total Company	$6,400	$6,429	(0.5)%	$14,007	$13,643	2.7%

Operating income (loss) percentages
Applied Technology	22.3%	19.8%	250bps	25.4%	24.2%	120bps
Engineered Films	18.2%	15.0%	320bps	16.0%	14.7%	130bps
Aerostar	(6.4)%	11.6%	(1,800bps)	(7.1)%	2.6%	(970bps)
Total Company	9.4%	9.5%	(10bps)	10.3%	9.9%	40bps

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Raven Industries Second Quarter 2017 Results
August 23, 2016

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[2]
(Dollars in thousands) (Unaudited)

	Three Months Ended July 31,			Six Months Ended July 31,
			Fav (Un)			Fav (Un)
Segments	2016	2015	Change	2016	2015	Change
Applied Technology
Reported operating income	$5,163	$4,041	27.8%	$13,856	$12,782	8.4%
Plus: Depreciation and amortization	956	1,116	(14.3)%	1,908	2,244	(15.0)%
ATD EBITDA	$6,119	$5,157	18.7%	$15,764	$15,026	4.9%
ATD EBITDA % of Net Sales	26.5%	25.3%		28.9%	28.4%

Engineered Films
Reported operating income	$6,659	$5,365	24.1%	$10,537	$9,836	7.1%
Plus: Depreciation and amortization	2,173	1,944	11.8%	4,230	3,820	10.7%
EFD EBITDA	$8,832	$7,309	20.8%	$14,767	$13,656	8.1%
EFD EBITDA % of Net Sales	24.1%	20.4%		22.5%	20.3%

Aerostar
Reported operating (loss) income	$(538)	$1,314	(140.9)%	$(1,159)	$461	(351.4)%
Plus: Depreciation and amortization	867	923	(6.1)%	1,710	1,824	(6.3)%
Aerostar EBITDA	$329	$2,237	(85.3)%	$551	$2,285	(75.9)%
Aerostar EBITDA % of Net Sales	3.9%	19.7%		3.4%	12.8%

Consolidated Raven
EBITDA	$10,587	$10,619	(0.3)%	$22,353	$22,144	0.9%
Income taxes	1,916	1,942		3,901	4,251
Interest expense (income), net	75	67		147	65
Depreciation and amortization	4,320	4,419		8,506	8,782
Net Income	$4,276	$4,191	2.0%	$9,799	$9,046	8.3%
EBITDA % of Net Sales	15.6%	15.7%		16.4%	16.1%

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